SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): February 15, 2005.

Intermagnetics General Corporation

(Exact Name of Registrant Specified in Charter)

Delaware	001-11344	14-1537454

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No

Old Niskayuna Road, P.O. Box 461, Latham, New York	12110-0461

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-1122

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 2 – Financial Information

Item 2.01 Acquisition or Disposition of Assets.

     On February 15, 2005, Intermagnetics General Corporation (“Intermagnetics”) completed the disposition of its wholly owned subsidiary IGC Polycold Systems Inc. (“Polycold”) to Helix Technology Corporation (“Helix”) pursuant to a Stock Purchase Agreement (“Agreement”) dated December 15, 2004, wherein Helix purchased all of the outstanding shares of capital stock of Polycold. The purchase price for the stock of Polycold is $49.2 million in cash paid at closing.

     Under the Agreement, Helix assumed up to $3.3 million in certain tax obligations of Intermagnetics relating to a Section 338(h)(10) election under the Internal Revenue Code.  At closing, Helix reimbursed Intermagnetics approximately $515,000 for estimated taxes relating to the election.  In addition, Helix will reimburse Intermagnetics for any additional taxes paid by Intermagnetics resulting from the 338(h)(10) election, up to a maximum of $3.3 million in the aggregate, and for certain expenses incurred by Intermagnetics in connection with making the election.

     The foregoing description of the transactions contemplated by the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, a copy of which is incorporated by reference as an exhibit to this Current Report.

Section 7 – Regulation FD

Item 7. Regulation FD Disclosure

     Intermagnetics hereby incorporates by reference into this Item 7.01 the information set forth in its press release, dated February 15, 2005, a copy of which is included as an exhibit to this Current Report. The information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing by Intermagnetics under such Act or the Securities Act of 1933, as amended.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

          (b) Pro Forma Financial Information.

     The unaudited pro forma financial information required by this item is included as Exhibit 99.2 hereto.

          (c) Exhibits.

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The following Exhibits are filed with this Form 8-K.

Exhibit No.	Description
2.1*	Stock Purchase Agreement among Intermagnetics, Polycold and Helix, dated December 15, 2004.
99.1**	Intermagnetics Press Release dated February 15, 2005 announcing the disposition of Polycold.
99.2**	Unaudited Pro Forma Condensed Consolidated Financial Statements, including the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of November 28, 2004, which is presented as if the disposition of Polycold closed on November 28, 2004, the Unaudited Pro Forma Condensed Consolidated Income Statements for the six months ended November 28, 2004 and the fiscal years ended May 30, 2004, May 25, 2003, and May 26, 2002 which is presented as if the acquisition of MRID had closed on May 26, 2003 the first day of Intermagnetics fiscal year 2004, the acquisition of Invivo had closed as of May 27, 2002 the first day of Intermagnetics fiscal year 2003, and the disposition of Polycold had closed on May 28, 2001 the first day of Intermagnetics fiscal year 2002.

*	Incorporated herein by reference to Exhibit 2.1 to Amendment No. 1 to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on December 17, 2004.

**	Filed herewith.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERMAGNETICS GENERAL CORPORATION
Date: February 22, 2005	By:/s/ Michael K. Burke
Michael K. Burke
Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
2.1*	Stock Purchase Agreement among Intermagnetics, Polycold and Helix, dated December 15, 2004.
99.1**	Intermagnetics Press Release dated February 15, 2005 announcing the disposition of Polycold
99.2**	Unaudited Pro Forma Condensed Consolidated Financial Statements, including the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of November 28, 2004, which is presented as if the disposition of Polycold closed on November 28, 2004, the Unaudited Pro Forma Condensed Consolidated Income Statements for the six months ended November 28, 2004 and the fiscal years ended May 30, 2004, May 25, 2003, and May 26, 2002 which is presented as if the acquisition of MRID had closed on May 26, 2003 the first day of Intermagnetics fiscal year 2004, the acquisition of Invivo had closed as of May 27, 2002 the first day of Intermagnetics fiscal year 2003 and the disposition of Polycold had closed on May 28, 2001 the first day of Intermagnetics fiscal year 2002.

*	Incorporated herein by reference to Exhibit 2.1 to Amendment No. 1 to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on December 17, 2004.

**	Filed herewith.